SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported) January 13, 1997.



                     HEALTH MANAGEMENT, INC.
-----------------------------------------------------------------
       (Exact Name of Registrant as Specified in its Charter)


     Delaware             0-18472              75-2096632
-----------------------------------------------------------------
(State or other          (Commission File     (I.R.S. Employer
jurisdiction of               Number)       Identification No.)
incorporation)



1371-A Abbott Court, Buffalo Grove, Illinois          60089
------------------------------------------------------------------
(Address of principal executive offices)            (Zip Code)




                        (847) 913-2700
 -----------------------------------------------------------------
        (Registrant's telephone number, including area code)


                         Not Applicable
 -----------------------------------------------------------------
     (Former name, former address and former fiscal year,
                if changed since last report.)


                                   Page 1 of 5
                                   Sequentially Numbered Pages
                                   Exhibit Index on page 5

                                     1

 Item 1.  Change of Control of Registrant.

     See Item 5- Other Events for information regarding a potential change of control of Health Management, Inc. (the "Company").

Item 5. Other Events.

     On January 13, 1997, the Company consummated the transactions contemplated by the Stock Purchase Agreement (the "Stock Purchase Agreement") entered into on November 13, 1996 with Transworld Home HealthCare, Inc. ("Transworld"). Pursuant to the Stock Purchase Agreement, Transworld, through its wholly-owned subsidiary, IMH Acquisition Corp. ("IMH"), purchased 8,964,292 newly issued shares (or approximately 49%) of the Company's common stock in consideration of, among other things, $1.00 per share. In addition, Transworld also received an option to purchase an additional 746,713 shares (or approximately 2%) of the Company's common stock, for $1.00 per share, which option expires on or about January 12, 1998.

     Of the $8,964,262 of cash proceeds obtained in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement, $4,649,285 was used by the Company to repay to Transworld all loans made by Transworld to the Company from November 13, 1996 through January 13, 1997 and $107,248 was used by the Company to pay interest to Transworld on amounts owed under the Company's Credit Agreement with Transworld.

     As previously reported, on November 13, 1996, the Company, Transworld and IMH entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which IMH would merge into the Company and the stockholders of the Company (excluding Transworld and its subsidiaries) would receive cash consideration equal to $2.00 per share. On January 13, 1997, the Company and Transworld amended the Merger Agreement (the "Merger Agreement Amendment") to provide for, among other things, (i) a reduction of the cash consideration to be paid by Transworld to the stockholders of the Company from $2.00 per share to $1.50 per share, and (ii) an extension of the time for Transworld's financing contingency to the date of the closing of the merger. The other terms of the Merger Agreement remain substantially unchanged. The consummation of the merger continues to be subject to certain conditions including, without limitation, the approval of the Company's stockholders and Transworld's lenders, the expiration or termination period of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and final court approval of the settlement agreement with respect to the pending stockholder class action lawsuit against the Company.


     In connection with the Merger Agreement Amendment, the Board of Directors of the Company received a fairness opinion from National Westminster Bank,

                                      2

lc. to the effect that the $1.50 per share cash price to be received by stockholders of the Company in the merger (other than Transworld and its subsidiaries) is fair, from a financial point of view, to such stockholders of the Company.

     The above summary of the Merger Agreement Amendment is not intended to be complete and is qualified in its entirety by reference to the detailed provisions of the Merger Agreement Amendment, which is attached hereto as an Exhibit. In addition, a copy of the press release issued by the Company in connection with the above-described transactions is attached hereto as Exhibit
99.1 to this Form 8-K and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits

Exhibit Number                Description
-------------                 -----------

     2.1.      Merger Agreement Amendment, dated as of
               January 13, 1997, between the Company
               and Transworld.


     99.1      Press release, dated January 14, 1997, issued by the Company.


     Exhibit 2.1 listed above omits certain schedules, which are referred to therein. The Company agrees to furnish a copy of any such omitted schedule or exhibit supplementally upon request from the Commission's staff.

                                      3



                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              HEALTH MANAGEMENT, INC.
                              (Registrant)




                               /s/ W. JAMES NICOL
                              ----------------------------------------------
                              Name: W. James Nicol
Date:  January 27, 1997       Its:  Chief Executive Officer,
                                    President, Chief Financial
                                    Officer, Treasurer and
                                    Secretary


                                    4

                        Index to Exhibits



Exhibit                                          Sequential
Number                   Description               Page No.
-----                    -----------              --------

2.1.      Merger Agreement Amendment, dated as of
          January 13, 1997 between the Company
          and Transworld Home Healthcare, Inc.


99.1      Press release dated January 14, 1997
          issued by the Registrant.
















                                      5